TASTY BAKING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF THE COMPANY





The company owns, directly or indirectly, 100% of the outstanding capital stock of the following subsidiaries:



       Business Name of Corporation            Jurisdiction of Incorporation

       TBC Financial Services, Inc.                         Pennsylvania
       Tasty Baking Oxford, Inc.                            Pennsylvania
       Tastykake Investment Company                         Delaware


The aforementioned is included in the Consolidated Financial Statements of the company filed herewith.





































                                   EXHIBIT 21